Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Brooke Credit Corporation to which this consent is attached of our report dated February 26, 2007 (except Note 15, as to which the date is July 6, 2007), with respect to the financial statements of Brooke Credit Corporation as of December 31, 2006, 2005 and 2004.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

January 22, 2008